Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-263425 and No. 333-266945) of Amplify Commodity Trust (the “Trust”) of our report dated September 27, 2024, relating to the financial statements of the Trust and its series, the Breakwave Dry Bulk Shipping ETF and Breakwave Tanker Shipping ETF, included in the 2024 Form 10-K of the Trust, and to the reference to our Firm as “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

September 27, 2024